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                                                                   EXHIBIT 99.1

(ARDENT HEALTH SERVICES LOGO)


FOR IMMEDIATE RELEASE                        CONTACT:  Shea Davis
                                                       Ardent Health Services
                                                       (615) 296-3240


                  ARDENT HEALTH SERVICES COMPLETES PURCHASE OF
                           HILLCREST HEALTHCARE SYSTEM

NASHVILLE, TENN., AUG. 13, 2004 - Ardent Health Services has completed the acquisition of Hillcrest HealthCare System (HHS) Tulsa, Oklahoma, company officials announced today.

         Ardent Health Services and HHS signed an asset purchase agreement in May.

          "Hillcrest HealthCare System is well positioned to provide quality health services to the metropolitan Tulsa and eastern Oklahoma community," said David T. Vandewater, president and CEO, Ardent Health Services. "We are honored to have been entrusted with an organization nationally renowned for the quality of its health care, for its mission of service, and for the loyalty of its doctors and nurses and other health care professionals."

         Ardent announced in June that Kevin Gross, president of the Oklahoma Division for Ardent Health Services, will serve as the president and CEO of Hillcrest HealthCare System.


         "I look forward to the opportunity to work with the outstanding health care professionals of Hillcrest HealthCare System," said Gross. "The reputation of the system and the wonderful communities of Tulsa and eastern Oklahoma create a solid base to further enhance the quality and scope of services."

         Hillcrest HealthCare System includes Hillcrest Medical Center, a 557-licensed bed medical center that includes a comprehensive rehabilitation facility and the region's only women's hospital; Tulsa Regional Medical Center, a 331-licensed bed facility, which is the nation's largest osteopathic teaching hospital; Hillcrest Specialty Hospital, a long-term care facility; and a network of regional hospitals located throughout eastern Oklahoma.



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ARDENT COMPLETES PURCHASE OF HHS
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         As part of the transaction, Ardent entered into agreements with six of the regional hospitals that were part of HHS. Those agreements included letters of intent to convert HHS leases to Ardent with Bristow Medical Center, Cleveland Area Hospital, Cushing Regional Hospital, Henryetta Medical Center, Pawnee Municipal Hospital and Wagoner Community Hospital.

         Over the next five years, Ardent will invest approximately $100 million into HHS for new equipment, equipment replacement, facility renovations, new facilities, medical office space, information systems and other capital improvements.

         With the completion of the HHS acquisition, Ardent Health Services has approximately 18,000 employees and operates 35 hospitals in 14 states and a 194,000-member health plan. Ardent's hospitals provide a full range of medical/surgical, psychiatric and substance abuse services to patients ranging from children to adults.

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Forward Looking Statement:

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are intended to be covered by the safe harbors created under that Act. These statements are based on the company's current estimates and expectations. Forward-looking statements may include words, such as "may," "will," "plans," "estimates," "anticipates," "believes," "expects," "intends" and similar expressions. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed. These factors, risks and uncertainties include, without limitation, satisfaction of customary conditions to the closing of the Asset Purchase Agreement including timely receipt of various regulatory approvals, possible changes in the Medicare and Medicaid programs that may limit reimbursement to health care providers and insurers; a possible reduction of profitability of our health plan caused by lower enrollment; our failure to maintain satisfactory relationships with providers or our ability to effectively price our health care premiums or manage medical costs; the geographic concentration of our operations, particularly in Albuquerque, New Mexico; the availability, cost and terms of malpractice insurance coverage; claims and legal actions relating to professional liabilities or other matters exceeding the scope of our liability coverage; the highly competitive nature of the health care business, including the competition to recruit and retain physicians and other health care personnel and the ability to retain qualified management; the potential adverse impact of government investigations or "qui tam" lawsuits brought under the False Claims Act or other whistleblower statutes; our ability to integrate newly acquired facilities and improve their operations and realize the anticipated benefits of the acquisitions; our ability to acquire hospitals that meet our target criteria; our ability to manage and integrate our information systems effectively; any reduction in payments to health care providers by government and commercial third-party payors, as well as cost-containment efforts of insurers and other payors; uncertainty associated with compliance with HIPAA and other privacy laws and regulations; the restrictions and covenants in our credit facility and debt instruments and the potential lack of adequate alternative financing; changes in, or violations of, federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; changes in general economic conditions and those factors, risks and uncertainties described in the Annual Report on Form 10-K under the caption "Risk Factors" and from time to time in our filings with the Securities and Exchange Commission (the "SEC").

We can give no assurance that the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained in this release.